EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-22977 of Quanex Corporation on Form S-8 of our report dated June 25, 2003, appearing in this Annual Report on Form 11-K of the Piper Impact 401 (k) Plan for the year ended December 31, 2002.

/s/	DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas

June 25, 2003